UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 4, 2014

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2014, the Board of Directors (the “Board”) of Corium International, Inc. (the “Company”) appointed Ivan Gergel, M.D. as a member of the Board to serve as a Class III director whose term will expire at the Company’s 2017 annual meeting of stockholders. There are no arrangements or understandings with any person pursuant to which Dr. Gergel was appointed as a member of the Board. The Board approved a compensation arrangement for Dr. Gergel’s service as a member of the Board in accordance with the Company’s non-employee director compensation policy, which includes an annual retainer of $40,000 and a grant of 20,000 stock options subject to a three-year vesting schedule.  Dr. Gergel will serve on the Technology and Product Development Committee of the Board.

In addition to the compensation that Dr. Gergel will receive in connection with his appointment as a member of the Board, the Company has entered into a standard form of indemnification agreement with him. The indemnification agreement may require the Company, among other things, to indemnify Dr. Gergel against liabilities that may arise by reason of his status or service and also may require the Company to advance all expenses incurred by him if he has to investigate or defend any such action, suit or proceeding. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-194279), as originally filed with the Securities and Exchange Commission on March 3, 2014, as subsequently amended.

Dr. Gergel is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Gergel’s appointment fills a vacancy created by the retirement from the Board by Daniel G. Welch, which was also effective December 4, 2014.  The Board fully accelerated the vesting and extended the option exercise period of Mr. Welch’s outstanding options to purchase the Company’s common stock.

In addition, on December 4, 2014, the Board made the following committee appointments:

•                  Audit Committee: David Greenwood (Chair), Bhaskar Chaudhuri and Paul Goddard;

•                  Compensation Committee: Robert W. Thomas (Chair), Ronald Eastman and Paul Goddard;

•                  Nominating and Governance Committee: Bhaskar Chaudhuri (Chair), Ronald Eastman and Robert W. Thomas; and

•                  Technology and Product Development Committee: Phyllis Gardner (Chair), Bhaskar Chaudhuri, Ivan Gergel and John Kozarich.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: December 8, 2014	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release dated December 8, 2014.